SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2009

1ST HOME BUY & SELL LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-52936	APPLIED FOR
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102
(Address of principal executive offices)
702-357-8867
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2009, Ms. Martha Jimenez resigned as President, Treasurer, Director, Chief Executive Officer and Chief Financial Officer of the Registrant. The resignation did not involve any disagreement with the Company.  On that same day, the Registrant’s Board of Directors nominated Mr. Garry Unger to serve as President, Treasurer, Director, Chief Executive Officer and Chief Financial Officer.  Mr. Unger accepted the nomination to each of the positions on July 20, 2009.

Garry Unger – Garry Douglas "Iron Man" Unger, born December 7, 1947 in Alberta, Canada, is a former professional ice hockey centre who played 16 seasons in the National Hockey League from 1967 to 1983. Following retirement as a player, he began a long career with numerous hockey leagues, most recently from September 2003 through August 2004 as a Co-owner and Director of Hockey Operations with Eastern Hockey League in Alabama; September 2004 through August 2005 as Head Coach and General Manager of the United Hockey League in Michigan; September 2005 through August 2006 as a Vice-President of Hockey Operations with the Southern Pro Hockey League in Florida; and September 2006 through August 2008 as the General Manager and Head Coach of the World Hockey Association, a start-up league in British Columbia, Canada which trades on the Pink OTC Markets. In September 2008, he became the Director of Hockey Operations at the Banff Hockey Academy in Alberta. He also currently serves as the sole officer and director of Global Development Inc., a public company in Tulsa, Oklahoma, which trades on the Pink OTC Markets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 25, 2009	1st Home Buy and Sell Ltd.

	By:	/s/ Garry Unger
Name: Garry Unger
Title: President